Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

September 1, 2015

Independence Contract Drilling, Inc.

11616 Galayda Street

Houston, Texas 77086

Gentlemen:

We have acted as special counsel to Independence Contract Drilling, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2015, pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each a “Prospectus Supplement”), of:

(i) shares of common stock, par value $0.01 per share, of the Issuer (“Common Shares”);

(ii) shares of preferred stock of the Issuer (“Preferred Shares”);

(iii) senior debt securities of the Issuer (“Senior Debt Securities”);

(iv) subordinated debt securities of the Issuer (“Subordinated Debt Securities,” and together with Senior Debt Securities, “Debt Securities”);

(v) warrants to purchase Common Shares, Preferred Shares, Debt Securities or Units (as defined below) of the Issuer (“Warrants”); and

(vi) units consisting of one or more of the securities referred to in the foregoing clauses (i) through (v), or any combination thereof (“Units”).

The securities referred to in the foregoing clauses (i) through (vi) are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Securities will be offered upon the terms and subject to the conditions set forth in the Registration Statement (including the Prospectus and applicable Prospectus Supplements) and the applicable definitive purchase, underwriting or similar agreements by and among the Issuer and the additional parties named therein. Debt Securities will be issued either pursuant to a senior indenture substantially in the form filed as Exhibit 4.1 to the Registration Statement (the “Senior Indenture”) or pursuant to a

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September 1, 2015

subordinated indenture substantially in the form filed as Exhibit 4.3 to the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), in each case, between the Issuer and U.S. Bank National Association, as trustee, as such Indenture may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Debt Securities.

In arriving at the opinions expressed below, we have examined (i) the certificate of incorporation and bylaws of the Issuer, (ii) the Registration Statement and the exhibits thereto, (iii) the Prospectus, (iv) the forms of the Indentures, and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering each of the opinions expressed below, we have assumed and have not verified (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals and (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In rendering the opinions expressed in paragraphs 4, 5 and 6 below, we have also assumed that (i) each of the agreements referred to therein and each of the Securities as to which we therein express a validity opinion will constitute the legal, valid and binding obligation of each party thereto (other than the Issuer), enforceable against each party thereto (other than the Issuer) in accordance with its terms, and will include or be governed by a contractual provision stating that such instrument shall be governed by the laws of the State of New York, (ii) Section 5-501.6.b of the New York General Obligations Law will apply in the case of any Debt Securities and (iii) the form and terms of any Securities, and the issuance, sale and delivery of any such Securities, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full compliance with, and will not violate, the certificate of incorporation or bylaws of the Issuer, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Issuer, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. Furthermore, insofar as the opinions expressed paragraphs 4, 5 and 6 below pertain to the choice of law provisions of the instruments referred to in such paragraphs, such opinions are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions.

We note that each of the Indentures includes a provision stating that such instrument shall be governed by the laws of the State of New York. We have assumed that each certificate representing a Debt Security will be established in accordance with the terms of each of the Indentures and will include a provision stating that such instrument shall be governed by the laws of the State of New York.

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September 1, 2015

We also note that the Issuer is organized under the laws of the State of Delaware. Except to the extent stated in the numbered opining paragraphs below, we have assumed with respect to any Indenture, Debt Security or other agreement referred to herein (whether entered into on or prior to the date hereof or to be entered into after such date), the valid existence and the power and authority (limited liability company, corporate, partnership or other) of all parties thereto to enter into and to incur and perform all of its obligations thereunder and have also assumed the due authorization by all requisite action (limited liability company, corporate, partnership or other) and the due execution and delivery by such parties of such instruments and that such instruments constitute or will constitute valid and binding obligations of each of the parties thereto. Furthermore, with respect to all Common Shares and Preferred Shares offered and issued under the Registration Statement, we have assumed that (a) each certificate representing such Securities will be established in accordance with the laws of the State of Delaware and the certificate of incorporation (including any applicable certificate of designation) and bylaws of the Issuer and (b) the consideration paid for such Securities will comply with Section 153(a) or (b) of the Delaware General Corporation Law, the third sentence of Section 152 of the Delaware General Corporation Law, and Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Issuer (a) is validly existing as a corporation under the laws of the State of Delaware, (b) is in good standing under such laws and (c) has the corporate power and authority under such laws to execute and deliver, and incur and perform all of its obligations under each of the Indentures.

2. The Common Shares to be offered and issued under the Registration Statement will be validly issued, fully paid and nonassessable, once (a) the Issuer has taken all necessary corporate action to authorize and approve (i) the issuance and delivery of such Common Shares, (ii) the terms of the offering thereof and (iii) related matters and (b) such Common Shares have been paid for, issued and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.

3. The Preferred Shares to be offered and issued under the Registration Statement will be validly issued, fully paid and nonassessable, once (a) the Issuer has taken all necessary corporate action to authorize and approve (i) the issuance and delivery of such Preferred Shares, (ii) the terms of the offering thereof and (iii) related matters, (b) a certificate of designation for such series of Preferred Shares has been duly filed with the Office of the Secretary of State of the State of Delaware in conformity with the certificate of incorporation and bylaws of the Issuer and with applicable law and (c) such Preferred Shares have been paid for, issued and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.

4. The Debt Securities of any series to be offered and issued under the Registration Statement and issued under an Indenture will constitute valid and legally binding obligations of the Issuer, once (a) such Indenture has been validly executed and delivered by the Issuer and by the trustee under such Indenture, (b) a supplemental indenture (to such Indenture) establishing such series of Debt Securities, has been duly authorized and validly executed and delivered by

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the Issuer and by the trustee under such Indenture, or an officer’s certificate (pursuant to such Indenture) establishing such series of Debt Securities, has been duly authorized and validly executed and delivered to such trustee, in each case in accordance with the terms of such Indenture, (c) the Issuer has duly taken all necessary corporate action to authorize and approve the issuance of such series of Debt Securities, the terms thereof, the terms of the offering thereof and related matters and (d) such Debt Securities have been (i) duly executed and delivered by the Issuer in accordance with the terms of such Indenture (and any applicable supplemental indenture thereto or officer’s certificate) in such form as shall have been established in compliance with such Indenture (and any applicable supplemental indenture thereto or officer’s certificate), (ii) authenticated by the trustee under such Indenture and (iii) paid for and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.

5. Each of the Warrants to be offered and issued under the Registration Statement and issued under a warrant agreement will constitute a valid and legally binding obligation of the Issuer, once (a) the Issuer has duly taken all necessary corporate action to authorize and approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) such warrant agreement has been duly authorized and validly executed and delivered by the Issuer and by the warrant agent thereunder and (c) such Warrants have been duly executed and issued by the Issuer in accordance with the terms of such warrant agreement and paid for and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.

6. Each of the Units to be offered and issued under the Registration Statement will constitute valid and legally binding obligations of the Issuer, once (a) the Issuer has duly taken all necessary corporate action to authorize and approve (i) the issuance and terms of such Units, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are a component of such Units, (iii) the issuance and terms of any series of Preferred Shares that are a component of the Units, and the filing with the Office of the Secretary of State of the State of Delaware of a certificate of designation for such series of Preferred Shares in conformity with the certificate of incorporation and bylaws of the Issuer and with applicable law, (iv) the issuance and terms of any series of any Debt Securities that are a component of such Units, and the execution and delivery of the applicable Indenture (and any applicable supplemental indenture thereto or officer’s certificate) and (v) the issuance and terms of any Warrants that are a component of such Units, and the execution and delivery of any warrant agreement pursuant to which such Warrants shall be issued, (b) the Issuer has filed, executed and delivered such authorized and approved certificate of designation, applicable Indenture (and any applicable supplemental indentures thereto or officer’s certificate) and warrant agreement, as applicable, (c) such Units and the agreement or agreements establishing such Units and the rights of the holders thereof have been duly authorized and validly executed and delivered by the Issuer and each other party thereto and (d) such Units have been paid for and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.

Our opinions in paragraphs 4, 5 and 6 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to any contractual provisions relating to severability or separability.

Independence Contract Drilling, Inc.

September 1, 2015

Our opinions expressed herein are limited to (a) the Delaware General Corporation Law, (b) the laws of the State of Texas and (c) the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

          /s/ Andrews Kurth LLP